EXHIBIT 10.2

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 17, 2011, by and between (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and  (b) (i) ALVARION LTD., a company organized under the laws of the State of Israel (“Ltd”), and (ii) ALVARION, INC., a Delaware corporation (“Inc”) (Ltd and Inc are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 21, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 21, 2011, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of June 21, 2011, between Ltd and Bank (as amended, the “Ltd IP Agreement”), and (c) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of June 21, 2011, between Alvarion Israel (2003) Ltd. (“2003”) and Bank (as amended, the “2003 IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1
The Loan Agreement shall be amended by deleting the text appearing in each of (i) Section 2.1.2 (entitled “Letters of Credit Sublimit”), (ii) Section 2.1.3 (entitled “Foreign Exchange Sublimit”), and (iii) Section 2.1.4 (entitled “Cash Management Services Sublimit”) in their entirety and inserting in lieu of each of the foregoing “Intentionally Omitted”.

2	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.2 (Overadvances) thereof:

“           2.2           Overadvances.  If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall, upon notice from Bank, immediately pay to Bank in cash such excess.”

and inserting in lieu thereof the following:

“           2.2           Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) (entitled “Letter of Credit Fee”) thereof:

“           (d)           Letter of Credit Fee.  Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank; and”

and inserting in lieu thereof the following:

“           (d)           Intentionally Omitted.; and”

4	The Loan Agreement shall be amended by deleting the following provision appearing as Section 3.4 (Procedures for Borrowing) thereof:

“           3.4           Procedures for Borrowing.    Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Credit Extension (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time on the Funding Date of the Credit Extension.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Bank shall credit Credit Extensions to the Designated Deposit Account.  Bank may make Credit Extensions under this Agreement based on instructions from a Responsible Officer or his or her designee.”

and inserting in lieu thereof the following:

“           3.4           Procedures for Borrowing.    Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Credit Extension, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time on the Funding Date of the Credit Extension.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Bank shall credit Credit Extensions to the Designated Deposit Account.  Bank may make Credit Extensions under this Agreement based on instructions from a Responsible Officer or his or her designee.”

5	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 4.1 (Grant of Security Interest) thereof:

“           Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement).  If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower.  In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment  for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

6	The Loan Agreement shall be amended by inserting the following provision to appear as Section 6.14 (Wavion Acquisition) thereof:

“           6.14           Wavion Acquisition. Within three (3) days of the consummation of the Wavion Acquisition, Borrower shall deliver to Bank evidence, satisfactory to Bank in its sole discretion, that all the assets of Wavion are free and clear of all Liens.”

7	The Loan Agreement shall be amended by deleting the following provision appearing as Section 8.2(a) thereof:

“(a)           Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.6 6.7, 6.8(c), 6.13, or violates any covenant in Section 7 (provided, however, for Sections 6.2, 6.4, and 6.5, Borrower shall fail to cure such default within five (5) days); or”

and inserting in lieu thereof:

“(a)           Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.6 6.7, 6.8(c), 6.13, 6.14 or violates any covenant in Section 7 (provided, however, for Sections 6.2, 6.4, and 6.5, Borrower shall fail to cure such default within five (5) days); or”

8	The Loan Agreement shall be amended by inserting the following text at the end of Section 12.8 (Survival) thereof:

“           Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.”

9	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.”

“           “Credit Extension” is any Advance, Letter of Credit, Term Loan, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

“           “Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) August 31, 2011 or (b) an Event of Default.”

“           “FX Forward Contract” is defined in Section 2.1.3.”

“           “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.”

“           “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the Debentures, the Borrowing Resolutions, any subordination agreements,  any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“           “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents).”

“           “Quick Assets” is, on any date, Borrower’s unrestricted cash and gross accounts receivable, determined according to GAAP.”

“           “Revolving Line Maturity Date” is June 21, 2014.”

and inserting in lieu thereof the following:

“           “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances.”

“           “Credit Extension” is any Advance, Term Loan, or any other extension of credit by Bank for Borrower’s benefit.”

“           “Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) December 31, 2011 or (b) an Event of Default.”

“           “FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

“           “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower.”

“           “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any Bank Services Agreement, the IP Agreement, the Debentures, the Borrowing Resolutions, any subordination agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“           “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“           “Quick Assets” is, on any date, Borrower’s unrestricted cash and gross accounts receivable, determined according to GAAP, excluding allowances for doubtful  debt and any obligations of Nortel to Borrower.”

“           “Revolving Line Maturity Date” is the Term Loan Maturity Date.”

10	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“           “Bank Services” are any products, credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“           “Bank Services Agreement” is defined in the definition of Bank Services.”

“           “Wavion” is collectively, Wavion Ltd and Wavion Inc.”

“           Wavion Acquisition” means the acquisition by Borrower of Wavion.”

11	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Schedule 1 hereto.

12	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 2 hereto.

4.           FEES.  Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.           CONSENT. Borrower has notified Bank that it has acquired (i) Wavion Ltd.  and (ii) Wavion Inc. ((i) and (ii) collectively, the “Acquisition”); with the Acquisition resulting in, among other things: (x) Borrower being a surviving legal entity, (y) Wavion Inc. merging with and into Inc., and (z) Wavion Ltd. become a wholly owned subsidiary of Ltd.  Borrower has requested and Bank has consented to the Acquisition, provided that, (1) after the Acquisition, Borrower shall continue to be a surviving legal entity, (2) no Indebtedness shall assumed by Borrower in connection with the Acquisition (except in connection with leases for automobiles and office locations), (3) the consummation of the Acquisition will not otherwise result in an Event of Default, as defined in the Loan Agreement, after giving effect to such Acquisition, and  (4) Borrower shall deliver to Bank, on or before January 15, 2012, a Joinder Agreement and Debentures, in form and substance acceptable to Bank in its sole discretion, together with any documents and agreements as may be requested by Bank in order to provide Bank with a first priority security interest in all assets of Wavion Ltd.

6.           RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENTS.

(a)           Ltd hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Ltd IP Agreement, and acknowledges, confirms and agrees that the Ltd IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the Ltd IP Agreement, and shall remain in full force and effect.

(b)           2003 hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the 2003 IP Agreement, and acknowledges, confirms and agrees that the 2003 IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the 2003 IP Agreement, and shall remain in full force and effect.

7.           RATIFICATION OF PERFECTION CERTIFICATES.

(a)           Ltd hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Ltd dated as of June 21, 2011, and acknowledges, confirms and agrees that the disclosures and information Ltd provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(b)           Inc hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Inc dated as of August 15, 2011, and acknowledges, confirms and agrees that the disclosures and information Inc provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

8.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

ALVARION LTD.	SILICON VALLEY BANK

By:____________________________________	By:____________________________________
Name:__________________________________	Name:_________________________________
Title:___________________________________	Title:___________________________________

ALVARION, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

The undersigned, Alvarion Israel (2003) Ltd., a company organized under the laws of the State of Israel, hereby (i) ratifies, confirms, and reaffirms, all an singular, the terms and conditions of (A) the Secured Guarantee dated as of June 21, 2011 (the “Guarantee”), and (B) the 2003 IP Agreement; (ii) acknowledges, confirms and agrees that the Guarantee and the 2003 IP Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the Obligations of Borrower to Bank under the Guarantee include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by the Loan Modification Agreement.

ALVARION ISRAEL (2003) LTD.

By:____________________________________

Name:__________________________________

Title:___________________________________

Schedule 1

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: Alvarion Ltd. and Alvarion, Inc.

Lender: Silicon Valley Bank

Commitment Amount:  $30,000.000

ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of ____________________	$_______________
2. Additions (please explain on next page)	$_______________
3. Less: Intercompany / Employee / Non-Trade Accounts 4. NET TRADE ACCOUNTS RECEIVABLE	$_______________ $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5. 90 Days Past Invoice Date (except for the Eligible Extended Accounts)	$_______________
6. Credit Balances over 90 Days (except for the Eligible Extended Accounts) 7. Balance of 50% over 90 Day Accounts (cross-age or current affected) (except for the Eligible Extended Accounts)	$_______________ $_______________
8. Foreign Account Debtor Accounts	$_______________
9. Foreign Invoiced and/or Collected Accounts	$_______________
10. Contra/Customer Deposit Accounts	$_______________
11. U.S. Government Accounts	$_______________
12. Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$_______________
13. Accounts with Memo or Pre-Billings 14. Contract Accounts; Accounts with Progress/Milestone Billings	$_______________ $_______________
15. Accounts for Retainage Billings	$_______________
16. Trust / Bonded Accounts	$_______________
17. Bill and Hold Accounts	$_______________
18. Unbilled Accounts	$_______________
19. Non-Trade Accounts (if not already deducted above)	$_______________
20. Accounts with Extended Term Invoices (Net 90+) (except for the Eligible Extended Accounts)	$_______________
21. Chargebacks Accounts / Debit Memos	$_______________
22. Product Returns/Exchanges 23. Disputed Accounts; Insolvent Account Debtor Accounts	$_______________ $_______________
24. Deferred Revenue	$_______________
25. Deferred Revenue, if applicable/Other (please explain on next page)	$_______________
26. Concentration Limits	$_______________
27. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$_______________
28. Eligible Accounts (#3 minus #24)	$_______________
29. ELIGIBLE AMOUNT OF ACCOUNTS (80% of #25)	$_______________

BALANCES
30. Maximum Loan Amount	$_______________
31. Total Funds Available (Lesser of #29 or #30)	$_______________
32. Present balance owing on Line of Credit	$_______________
33. RESERVE POSITION (#31 minus #32)	$_______________

[Continued on following page.]

Explanatory comments from previous page:
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: By: ___________________________ Authorized Signer Date:___________________________
BANK USE ONLY
Received by: _____________________
authorized signer
Date:   __________________________
Verified: ________________________
authorized signer
Date: _________________________________
Compliance Status:       Yes           No

Schedule 2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK FROM: ALVARION LTD. AND ALVARION, INC.	Date: _________________________

The undersigned authorized officer of Alvarion Ltd. and Alvarion, Inc. (collectively, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
20-F and 6-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings and Deferred Revenue report	Monthly within 20 days (when an Advance is outstanding or an Advance request has been made)	Yes No
Board approved projections	Within 40 days of FYE	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
___________________________________________________________________________________________
___________________________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Minimum Adjusted Quick Ratio (Monthly)	1.0:1.0	_____:1.0	Yes No
Minimum Net Profit (Quarterly)	$ *	$	Yes No

*As set forth in Section 6.7(b) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

Alvarion Ltd. By: Name: Title: Alvarion, Inc. By: _________________________________ Name: ______________________________ Title: _______________________________
BANK USE ONLY

Received by: _____________________
authorized signer
Date:   _________________________

Verified: ________________________
authorized signer
Date: _________________________

Compliance Status:        Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:  ____________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:                      1.00:1.00

Actual:

A.	Aggregate value of Borrower’s unrestricted cash	$ _______
B.	Aggregate value of Borrower’s gross accounts receivable, determined according to GAAP, excluding doubtful debt and any obligations of Nortel to Borrower	$ _______
C.	Quick Assets (the sum of lines A and B)	$ _______
D.	Aggregate value of all Obligations of Borrower to Bank	$ _______
E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness but excluding all Subordinated debt, and not otherwise reflected in line D above that matures within one (1) year
$ _______
F.	Current Liabilities (the sum of lines D and E)	$ _______
G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$ _______
H.	Line F minus G	$ _______
I.	Adjusted Quick Ratio (line C divided by line H)	_______

Is line I equal to or greater than 1.00:1:00?

________ No, not in compliance	________Yes, in compliance

II.           Minimum Net Profit (Section 6.7(b)):

Required:  Borrower’s quarterly:  (i) net losses shall not exceed (a) Eleven Million Dollars ($11,000,000) as of the quarter ending March 31, 2011, (b) Two Million Dollars ($2,000,000) as of the quarter ending June 30, 2011, and (ii) net profit shall be at least (a) One Dollar ($1.00) as of the quarter ending September 30, 2011, (b) One Million Five Hundred Thousand Dollars ($1,500,000) as of the quarter ending December 31, 2012, and (c) Two Million Dollars ($2,000,000) as of the quarter ending March 31, 2012,  and as of the last day of each quarter thereafter.

**Note for purposes of clarity, “Net Profit” means EBITDA minus unfinanced capital expenditures.

Actual:   ______________

________ No, not in compliance	________Yes, in compliance